Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Elevation Oncology, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Shawn Leland, President and Chief Executive Officer of the Company, and Joseph Ferra, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: March 3, 2022	/s/ Shawn Leland
Shawn Leland
President, Chief Executive Officer and Director (Principal Executive Officer)

Dated: March 3, 2022	/s/ Joseph J. Ferra, Jr.
Joseph J. Ferra, Jr.
Chief Financial Officer (Principal Financial and Accounting Officer)